Exhibit 99.1

Kaspien Holdings Inc. Reports Fiscal Fourth
Quarter And Full Year 2022 Results

SPOKANE, Wash. – April 28, 2023 – Kaspien Holdings Inc. (Nasdaq: KSPN) (“Kaspien” or the “Company”), a leading e-commerce marketplace growth platform, today reported financial results for the fiscal fourth quarter and full year ended January 28, 2023.

Management Commentary
“I’m proud of the progress our organization made this last year as we rebuilt our foundation and improved our core offerings. We made challenging decisions to reduce operational expenses and rationalize unprofitable partners. We also saw many of our partners reach new highs on the platforms we serve through our proactive approach to marketing and account management.

We have seen the positive impacts of these decisions already in 2023, with improved margin and reduced operating expenses leading to our best monthly results in two years. Our focus over the 2023 fiscal year is to continue improving our contribution margin, increasing inventory turns, and targeting positive EBITDA by the end of the year.” said Kaspien CEO Brock Kowalchuk.

Fiscal Fourth Quarter 2022 Financial Results
Results compare 2022 fiscal fourth quarter ended January 28, 2023 to 2021 fiscal fourth quarter ended January 29, 2022 unless otherwise indicated.

●
Net revenue decreased 7.3% to $33.4 million from $36.0 million in the comparable year-ago period. The decrease in net revenue was primarily attributable to declines in the Company’s Fulfillment by Amazon (“FBA”) US segment.

●
Gross profit decreased 31.0% to $4.2 million, or 12.7% of net revenue, from $6.1 million, or 17.0% of net revenue, in the comparable year-ago period. The decrease in gross profit was primarily attributable to the write-down of obsolete inventory and lower merchandise margin.

●
Selling, General & Administrative (“SG&A”) expenses decreased 14.5% to $9.8 million or 29.5% of net revenue from $10.7 million or 31.9% of net revenue in the comparable year-ago period. The increase in SG&A expenses was primarily attributable to decreased selling expenses.

●	Loss from operations was $5.6 million, the same level as the comparable year-ago period.

●	Net loss was $6.6 million, or $1.34 per diluted share, compared to a net loss of $5.8 million, or $2.33 per diluted share, in the comparable year-ago period.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) was $5.3 million compared to an adjusted EBITDA loss of $5.1 million in the comparable year-ago period.

●	As of January 28, 2023, the Company had $1.1 million in cash, compared to $1.2 million as of January 29, 2022.

●	Inventory at quarter end was $26.9 million, compared to $29.3 million as of January 29, 2022.

●	As of January 28, 2023, the Company had $8.8 million in borrowings under its credit facility and had $3.6 million available for borrowing.

Fiscal Year 2022 Financial Results
Results compare the fiscal year ended January 28, 2023 to the fiscal year ended January 29, 2022 unless otherwise indicated.

●	Net revenue decreased 10.8% to $128.2 million from $143.7 million in the comparable year-ago period. This decrease in net revenue was driven by a decrease in Amazon US revenue.

●
Gross profit decreased 25.6% to $24.4 million, or 19.0% of net revenue, compared to $32.8 million, or 22.8% of net revenue, over the comparable year-ago period. The decrease in gross profit was driven by a decrease in merchandise margin and an increase in warehousing and freight expenses. The table below summarizes the year-over-year comparison of gross margin:

			Change
(amounts in thousands)	January 28, 2023	January 29, 2022	$	%

Merchandise margin	$52,893	$64,410	$(11,517)	(17.9)%
% of net revenue	41.2%	44.8%	(3.6)%

Fulfillment fees	(17,940)	(21,655)	3,715	17.2%
Warehousing and freight	(10,563)	(9,982)	(581)	(5.8)%
Gross profit	$24,390	$32,773	$(8,383)	(25.6)%

% of net revenue	19.0%	22.8%

●
SG&A expenses decreased 8% to $39.8 million or 31.0% of net revenue from $42.4 million or 29.5% of net revenue in the comparable year-ago period. The decrease in SG&A expenses was due to a $2.4 million decrease in selling expenses related to the decline in net revenue and a $0.9 million decline in general and administrative expenses.

●	Loss from operations totaled $15.4 million as compared to $9.6 million for the comparable year ago period.

●
Net loss was $19.0 million, or $5.47 per diluted share, compared to a loss of $8.0 million, or $3.28 per diluted share, in the comparable year-ago period. The increase in net loss was driven by the decline in sales and merchandise margin.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) was $14.2 million, compared to an adjusted EBITDA of $7.2 million in the comparable year-ago period.

●	Cash used in operations was $11.3 million, compared to $14.5 million in the comparable year-ago period.

About Kaspien
Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation) (NASDAQ: KSPN) is a leading e-commerce marketplace growth platform, offering an expanding suite of software and services to help brands grow on Amazon, Walmart, Target, eBay, and other online marketplaces. Founded in 1972 as a brick-and-mortar retailer and rebranded as Kaspien in 2020, the Company has spent the last decade building and utilizing proprietary technologies for brand protection, marketing optimization, and fulfillment efficiency to generate rapid revenue growth for its partners. Through innovative strategies and best-in-class technologies, Kaspien has earned the trust of many leading brands, including 3M, Owlet and ZippyPaws. For more information, visit kaspien.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) Other (income) loss; (iii) interest expense; and (iv) depreciation expense. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 28,	January 29,	January 28,	January 29,
(amounts in thousands)	2023	2022	2023	2022

Net loss	$(6,639)	$(5,811)	$(19,001)	$(8,031)
Income tax expense	-	(18)	43	27
Other income (loss)	-	49	-	(3,481)
Interest expense	1,033	412	3,577	1,867
Loss from operations	(5,604)	(5,368)	(15,424)	(9,618)
Depreciation expense	272	299	1,233	2,468
EBITDA	$(5,332)	$(5,069)	$(14,191)	$(7,150)

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company’s level of debt and related restrictions and limitations, unexpected costs, charges, expenses, or liabilities; the Company’s ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; the impact of the COVID-19 pandemic; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document or elsewhere might not occur.

Company Contact
Ed Sapienza
Chief Financial Officer
509-202-4261
esapienza@kaspien.com

-Financial Tables to Follow-

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	January 28,	January 29,	January 28,	January 29,
	2023	2022	2023	2022

Net revenue	$33,385	$36,033	$128,228	$143,713

Cost of sales	29,150	29,896	103,838	110,940
Gross profit	4,235	6,137	24,390	32,773
Selling, general and administrative expenses	9,839	11,505	39,814	42,391
Loss from operations	(5,604)	(5,368)	(15,424)	(9,618)
Interest expense	1,035	412	3,577	1,867
Other (income) loss	-	49	-	(3,481)
Loss before income tax expense	(6,639)	(5,829)	(19,001)	(8,004)
Income tax expense (benefit)	-	(18)	43	27
Net loss	(6,639)	$(5,811)	$(19,044)	$(8,031)

BASIC AND DILUTED INCOME PER SHARE:
Basic and diluted loss per common share	$(1.34)	$(2.33)	$(5.47)	$(3.28)

Weighted average number of common shares outstanding – basic and diluted	4,959	2,493	3,482	2,448

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share and share amounts)

	January 28, 2023	January 29, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,130	$1,218
Restricted cash	1,158	1,158
Accounts receivable	1,169	2,335
Merchandise inventory	26,704	29,277
Prepaid expenses and other current assets	1,799	649
Total current assets	31,960	34,637

Restricted cash	1,338	2,447
Fixed assets, net	1,999	2,335
Operating lease right-of-use assets	1,505	2,144
Cash surrender value	3,371	4,154
Other assets	566	965
TOTAL ASSETS	$40,739	$46,682

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$7,044	$6,271
Short-term borrowings	8,812	9,966
Accrued expenses and other current liabilities	2,876	2,362
Current portion of operating lease liabilities	695	649
Total current liabilities	19,427	19,248

Operating lease liabilities	1,019	1,608
Long-term debt	9,790	4,356
Other long-term liabilities	11,604	14,185
TOTAL LIABILITIES	41,840	39,397

SHAREHOLDERS’ EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 200,000,000 shares authorized; 5,432,072 shares and 3,902,985 shares issued, respectively)	54	39
Additional paid-in capital	214,029	359,220
Treasury stock at cost (467,069 shares and 1,410,417 shares, respectively)	(76,132)	(230,170)
Accumulated other comprehensive gain (loss)	886	(910)
Accumulated deficit	(139,938)	(120,894)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(1,101)	7,285
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$40,739	$46,682